Exhibit 10.8
A schedule to this exhibit has been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish a copy of the omitted schedule to the U.S. Securities and Exchange Commission upon its request.

CLARITEV CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE CLARITEV CORPORATION
2020 OMNIBUS INCENTIVE PLAN
Claritev Corporation, a Delaware corporation (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Performance-Based Restricted Stock Units set forth below (the “Awarded Units”). The Awarded Units are subject to all of the terms and conditions as set forth herein, in the Performance-Based Restricted Stock Unit Agreement (attached hereto) (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[•]
Date of Grant:	[•]
Target Number of Total Performance-Based Restricted Stock Units:	[•]
Performance Period:	January 1, 2026 (the “Performance Period Commencement Date”) through December 31, 2027
Vesting Schedule:         The Awarded Units shall vest and become a number of earned units (“Earned Units”) based on the achievement of the
Performance Condition, with fifty percent (50%) of the Earned
Units vesting on Vesting Date #1 and fifty percent (50%) of the
Earned Units vesting on Vesting Date #2, and subject to
Participant not having undergone a Termination prior to the
applicable Vesting Date.

(a) Performance Condition. The number of Awarded Units that become Earned Units shall be based on the achievement of the Unlevered Free Cash Flow (defined below) condition set forth in Schedule 1 (the “uFCF Performance Condition”) with the number of Awarded Units earned equal to the sum of (x) the target number of Awarded Units multiplied by the applicable Percentage of Award Earned (calculated in accordance with paragraph (b) below), rounded down to the nearest whole share.

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(b) Calculation of Number of Earned Units. Following the last day of the Performance Period, the Committee shall calculate the Percentage of Award Earned based on the percentages specified below. If actual performance with respect to the Units is between the “Threshold” and the “Target” or the “Target” and the “Maximum” levels of achievement, the “Percentage of Award Earned” shall be determined using linear interpolation (and rounded to the nearest whole percentage point) between such numbers. In the event that actual performance does not meet the “Threshold” level of achievement with respect to the Units, the “Percentage of Award Earned” with respect to the Units shall be zero. All determinations with respect to whether and the extent to which the Performance Condition has been achieved shall be made by the Committee in its sole discretion and the uFCF Performance Condition shall not be achieved and the Awarded Units shall not become Earned Units until the Committee certifies the extent to which the uFCF Performance Condition has been met.

Level of Achievement	Percentage of Award Earned
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	150%
Above Maximum	150%

(c) Forfeiture of Awarded Units. Any Awarded Units which do not become Earned Units based on actual performance during the Performance Period shall be forfeited as of the last day of the Performance Period. Notwithstanding the foregoing, (i) except as set forth in section (d) below with respect to eligible Awarded Units, any Awarded Units that do not become Earned Units prior to Participant having undergone a Termination shall be forfeited as of the date of Termination, and (ii) except as set forth in Section 5 of the Award Agreement, any Awarded Units that are not Assumed in connection with a Change in Control or do not vest in connection with a Change in Control (or a Termination following a Change in Control) shall be forfeited as of the date of the Change in Control or Termination, as applicable.

(d) Vesting and Vesting Upon Termination. Any Awarded Units that become Earned Units shall become vested on the applicable Vesting Date (any such Earned Units that become vested on the Vesting Date, the “Vested Earned Units”), subject to Participant not having undergone a Termination prior to such Vesting Date; provided, that if Participant’s employment is Terminated by the Company without Cause or due to death, Disability or a Qualifying Retirement (i) on or following the first anniversary of the Performance Period Commencement Date and prior to the second
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anniversary of the Performance Period Commencement Date, one third of any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on Vesting Date #1; (ii) on or following the second anniversary of the Performance Period Commencement Date and prior to the third anniversary of the Performance Period Commencement Date, two thirds of any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on the earliest Vesting Date following such Termination; and (iii) following the third anniversary of the Performance Period Commencement Date, any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on the earliest Vesting Date following such Termination.

(e) Settlement. Vested Earned Units shall be settled in accordance with the terms of the Award Agreement; provided, that in no event shall such Vested Earned Units be settled later than December 31 in the year in which the Vesting Date occurs.

(f) Definitions.

“Qualifying Retirement” means Participant’s resignation from Participant’s employment with the Company (other than when grounds for Cause exist), on or after the date that Participant’s age, plus Participant’s years of employment with the Company, equals at least 70; provided that in no event shall there be a qualifying retirement if either: (i) a Participant’s years of employment with the Company is less than five years; or (ii) a Participant’s age at the time of retirement is less than 55.

“Unlevered Free Cash Flow” means,. unless otherwise determined by the Committee, net cash provided by operating activities less capital expenditures, plus cash interest paid, plus amounts paid for the settlement of cash-settled restricted stock units granted by the Company, all as disclosed in the condensed consolidated statements of cash flows.

“Vesting Date” means Vesting Date #1 or Vesting Date #2, as applicable.

“Vesting Date #1” means the later of the date the Performance Condition is certified by the Committee or March 1, 2028.

“Vesting Date #2” means March 1, 2029.

Dividend Equivalents:     The Awarded Units shall be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the Plan.
*    *    *
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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE AWARDED UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN. TO THE EXTENT THIS GRANT NOTICE IS TRANSMITTED TO THE PARTICIPANT ELECTRONICALLY, EITHER FROM THE COMPANY OR A THIRD-PARTY PLAN ADMINISTRATOR, THE ELECTRONIC ACCEPTANCE OF THIS GRANT NOTICE OR THE AWARDED UNITS SHALL CONSTITUTE PARTICIPANT’S SIGNATURE HERETO.

PARTICIPANT
______________________________

CLARITEV CORPORATION
______________________________ By:
Title:

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE CLARITEV CORPORATION
2020 OMNIBUS INCENTIVE PLAN
Pursuant to the Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance-Based Restricted Stock Unit Agreement (this “Award Agreement”) and the Plan (as defined in the Grant Notice), the Company (as defined in the Grant Notice) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Performance-Based Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance-Based Restricted Stock Units provided in the Grant Notice (with each Performance-Based Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock for each Earned Unit (as defined in the Grant Notice), as determined in accordance with the Grant Notice) (the “Awarded Units”).
2.Vesting. Subject to the conditions contained herein and in the Plan, the Awarded Units shall vest in the amounts and on the date(s) set forth in the Grant Notice.
3.Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Vested Earned Unit (as adjusted under the Plan, as applicable) and such Vested Earned Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Award Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Award Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of Awarded Units Upon Termination. Reference is hereby made to subsection (d) of the “Vesting Schedule” set forth in the Grant Notice.
5.Change in Control.
(a)Notwithstanding anything to the contrary in this Award Agreement or the Plan, in the event of a Change in Control, if the Awarded Units are not or cannot be continued or assumed, or substituted or replaced with an award with respect to cash or shares of the acquiror or surviving entity in such Change in Control, in each case, with substantially equivalent terms and value as the Awarded Units (“Assumed”), the agreement entered into by the Company in respect of the Change in Control shall provide, and the Committee shall take such action as shall be necessary under Treas. Reg. Section 1.409A-3(j)(4)(ix)(B) promulgated under Section 409A of Internal Revenue Code of 1986, as amended (the “Code”), for this Award Agreement (and the underlying Awarded Units) to terminate immediately prior to the Change in Control and, in connection with such termination, for Participant to receive immediately prior to the Change in Control the Deemed Vesting Amount (defined below), determined as if the day immediately prior to the Change in Control was the last day of the Performance Period.
If a Change in Control occurs after the end of the Performance Period and prior to the applicable Vesting Date, the Award Agreement shall not be Assumed, and the Company will terminate the Award Agreement in the manner described above and your unvested Earned Units (as certified by the Committee or successor governing body) shall become immediately vested prior to the Change in Control through the delivery to you (or in the event of your death, your beneficiary) immediately prior to the Change in Control of one share of Common Stock for each Earned Unit.
(b)In the event of a Change in Control in which the Awarded Units are Assumed, the Awarded Units shall remain subject to the terms and conditions of this Award Agreement, provided, that, notwithstanding Section 4 above, in the event of the Participant’s Termination without Cause or Resignation for Good Reason, in each case, within the twenty-four (24)-month period beginning on the Change in Control and ending at the end of the second anniversary of the Change in Control: (x) to the extent the Termination occurs after the Performance Period, any unvested Earned Units (as certified by the Committee or successor governing body) shall become immediately vested; and (y) to the extent the Termination occurs before the end of the Performance Period, Participant shall receive the Deemed Vesting Amount, determined as if the day immediately prior to the Termination was the last day of the Performance Period. For purposes of this Section 5(b):
i.“Good Reason” means “Good Reason” as defined in any employment, severance, consulting or other similar agreement between the Participant and the Company in effect at the time of such Termination, or in the absence of any such employment, severance, consulting or other similar agreement (or in the absence of any definition of “Good Reason” contained therein), the Participant shall have “Good Reason” to resign the Participant’s employment with the Company within one-hundred twenty (120) days following the initial occurrence of any of the following events that occurs after the Change in Control:
1.the Company takes action that causes a material adverse change in the nature or scope of the Participant’s responsibilities, duties or authority;
2.the Company requires the Participant to relocate the Participant’s principal place of work by more than sixty (60) miles from the Participant’s then current principal place of work;

3.the Company materially reduces the amount of the Participant’s annual base salary or target bonus amount, in each case, other than a proportional reduction as part of a generalized reduction in the base salaries of other similarly situated employees of the Company not to exceed 10% of base salary or target bonus opportunity then currently in effect; or
4.any material breach by the Company of this Restricted Stock Unit Agreement.
The Participant may not resign the Participant’s employment for Good Reason unless: (I) the Participant provides the Company with written notice, which shall include a specific description of the existence of the condition alleged to constitute Good Reason, within thirty (30) days after the first occurrence of such circumstances, (II) the Company has not remedied the alleged violation(s) within thirty (30) days of such notice, and (III) the Participant actually terminates the Participant’s employment within sixty (60) days after the Company’s thirty (30)-day cure period. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant.
ii.“Resignation for Good Reason” shall mean a Termination by the Participant for Good Reason.
For purposes of this Award Agreement, “Deemed Vesting Amount” means the number of shares of Common Stock determined as if the Awarded Units had vested immediately prior to the Change in Control or Termination, as applicable, at the greater of: (i) the number of Awarded Units that would vest based upon the “target” level for the uFCF Performance Condition (as set forth in Schedule 1 to the Grant Notice); and (ii) the number of Awarded Units that would vest based upon actual performance of the uFCF Performance Condition through the date immediately prior to the Change in Control or Termination, as applicable (with such adjustments to the target and actual performance as the Committee determines to be necessary to reasonably take into account the completion of only a partial Performance Period).
The award termination and settlement of the Awarded Units under this section shall be undertaken in a manner that complies with Section 409A of the Code, including without limitation, Treas. Reg. Section 1.409A-3(j)(4)(ix)(B).
6.Company; Participant.
(a)The term “Company” as used in this Award Agreement with reference to service shall include the Company and its Subsidiaries.

(b)Whenever the word “Participant” is used in any provision of this Award Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Awarded Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or person.
7.Non-Transferability. The Awarded Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Awarded Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Awarded Units shall terminate and become of no further effect.
8.Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Awarded Units shall have no rights as a shareholder with respect to any share of Common Stock underlying an Awarded Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
10.Notice. Every notice or other communication relating to this Award Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.No Right to Continued Employment or Service. This Award Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
12.Binding Effect. This Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14.Governing Law. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
15.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Agreement (including the Grant Notice), the Award Agreement (including the Grant Notice) shall govern and control.
16.Section 409A. It is intended that the Awarded Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Awarded Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to receive the Awarded Units and participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
19.Entire Agreement. This Award Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.